Robotic Last Mile Delivery April 2025 Exhibit 99.2

Disclaimer FORWARD LOOKING STATEMENTS This Serve Robotics Inc. (the “Company”) investor presentation contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when we or our management are discussing our beliefs, estimates or expectations. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “may,” “could,” “should,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” “guidance,” or similar expressions. These statements are not historical facts or guarantees of future performance, but represent management’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside of our control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company’s partnership with Magna, timing of the Company’s robot deployment, the Company’s ability to expand to additional markets, capabilities of the Company’s robots, outcomes of planned acquisitions, and the Company’s timing and ability to scale to commercial production. The forward-looking statements contained in this investor presentation are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission (“SEC”), including in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations'' in our Annual Report on Form 10-K for the year ended December 31, 2024 and in the Company’s subsequent SEC filings. The Company can give no assurance that the plans, intentions, expectations or strategies as reflected in or suggested by those forward-looking statements will be attained or achieved. The forward-looking statements in this presentation are based on information available to the Company as of the date hereof, and the Company disclaims any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this presentation. INDUSTRY AND MARKET DATA In this presentation, the Company relies on and refers to information and statistics regarding the sectors in which the Company competes and other industry data. the Company obtained this information and statistics from third-party sources, including reports by market research firms. Although the Company believes these sources are reliable, the Company has not independently verified the information and does not guarantee its accuracy and completeness. The Company has supplemented this information where necessary with information from discussions with customers and the Company’s own internal estimates, taking into account publicly available information about other industry participants and the Company’s management’s best view as to information that is not publicly available. TRADEMARKS AND TRADE NAMES The Company owns or has rights to various trademarks, service marks and trade names that it uses in connection with the operation of its business. This presentation also contains trademarks, service marks and trade names of third parties, which are the property of their respective owners The use or display of third parties’ trademarks, service marks. trade names or products in this presentation is not intended in. and does not imply. a relationship with the Company or an endorsement or sponsorship by or of the Company. Solely for convenience, the trademarks. service marks and trade names referred to in this presentation may appear without the ©, ™ or SM symbols, but such references are not intended to indicate, in any way, that the Company will not assert, to the fullest extent under applicable law, its rights or the right of the applicable licensor in these trademarks, service marks and trade names. 2

Rapid progress in robotics and artificial intelligence (AI) can help reduce our reliance on cars ● U.S. drivers killed 20 pedestrians each day in 2021 1 ● Private cars & vans caused ~10% of global energy-related CO2 emissions in 2022 2 ● Tailwinds accelerating robot adoption include: advances in AI, faster & cheaper compute, cheaper sensors and ubiquitous data connectivity, as well as labor shortages, wage inflation & new worker classification laws 1. “Share the Road: It’s Everyone’s Responsibility” (NHTSA, 2023) 2. “Cars and Vans” (IEA, 2022) Why move 2 lb burritos… in 2 ton cars? 3

https://youtu.be/n9MJorTjpxU

$450B by 2030: The untapped market for robotic & drone delivery 1 1. TAM calculation sourced from ARK (Big Ideas 2025) and Company estimates 2. Internal historical delivery data 3. Internal financial projections model AI-powered robots are on a mission to make last mile delivery profitable: ● 2.5 miles — Median distance of food deliveries in the United States 2 ● $1.00 — Expected average cost of last mile delivery by Serve robots with increased autonomy and adoption 3 5

Veterans in AI, robotics, last mile



Ali Kashani, Ph.D.
Co-founder & CEO

- VP at Postmates. Co-founder & CTO at Neurio (acq. Generac)
- Ph.D. in Robotics (UBC)
- 15 patents



Touraj Parang
President & COO

- VP Corp Dev at GoDaddy. Serial entrepreneur: UpCounsel (acq. LinkedIn), Webs (acq. Vistaprint), Jaxtr
- Graduate of Yale Law & Stanford



Brian Read
CFO

- Controller at Apptronik, public finance roles at REE & Coherent
- PricewaterCoopers; Certified Public Accountant (CPA)



Anthony Armenta
Software & Data

- CTO at BrightDrop (GM)
- VP at Postmates (acq. Uber), Anki, Dell, Wyse (acq. Dell)
- BS in CS & Math (UC Davis)



MJ Burk Chun
Co-founder & Product

- Director, Postmates. Head of Product, Anki. BigCommerce Lead, EA
- 17+ years leading product in, robotics, marketplaces, video games



Dmitry Demeshchuk
Co-founder & Software

- Director at Postmates
- Staff engineer at Postmates
- Founding engineer at Postmates X



Rajesh Radhakrishnan
Autonomy

- Director at Ghost Autonomy; Head of ML at John Deere. Founding engineer at Blue River (acq. John Deere)
- MS in Computer Science (UT Arlington)



Euan Abraham
Hardware & Manufacturing

- SVP Hardware at Latch. VP Hardware at GoPro. Lead engineer at Apple.
- BS in Engineering (U of Sheffield)

Uber Postmates Apple GoPro JOHN DEERE GoDaddy GHOST webs LATCH EA anki

6

Partners & Investors 7 Technical partner since 2018.Largest shareholder & commercial partner. German food delivery platform in EU & Asia. First convenience store partner (13,000 stores in US/Canada).

Track record of growth: 3 metros 1,500+ restaurants 8Serve’s delivery volume 1 >40% QoQ growth in deliveries average since Q1 2022 Up to 99.8% reliability delivery completion Over 100,000 deliveries completed through Q1 2025 300+ robots fleet size for deliveries & R&D as of April 1. All figures based on internal historical and projected delivery data Serve’s Los Angeles Fleet

2,000 robots under contract with 9 We have signed one of the largest contracts in the AV industry with Uber Eats. Full 2,000-robot deployment expected by the end of 2025. Our fleet is already integrated into Uber, helping grow to new markets more efficiently and achieve high utilization. ● Los Angeles ○ 250 additional new robots deployed in Q1 ● Miami ○ Launched in Brickell and Miami Beach in February ● Dallas-Fort Worth ○ Launched in several Uptown neighborhoods in April ● Expansion markets ○ Atlanta expected to launch in Q2 ○ Additional cities under evaluation

Executing 2,000-robot rollout

Magna International (tier 1 auto supplier) is Serve's contract manufacturer

Design	Manufacturing	Deployment	Scaled Operation
✓ COMPLETED	ONGOING	ONGOING	TO COME

Design

✓ COMPLETED

Design phase is complete for third generation robot.

Engineering, validation, and test ("EVT") units have completed validation and testing phase, and are completing certification.

Manufacturing

ONGOING

First robots rolled off manufacturing assembly line in October 2024.

Materials procured from global supply chain network and **full scale manufacturing underway.**

MAGNA

Deployment

ONGOING

Goal: Deploy 2,000 robots by EOY 2025.

250 Gen3 robots deployed by end of Q1.

700 lower-cost Gen3 robots expected in Q3, remainder expected in Q4.

Miami and Dallas metros launched in early 2025.

Atlanta launching by the end of Q2 2025.

Scaled Operation

TO COME

Goal: Improve operational performance and efficiency in new geographies over time.

At full utilization, **each robot expected to pay for itself in under one year**.

Generate **consistent improvements** to robot placement, autonomy software, and operations.

We know delivery With unique insights from inception inside a delivery platform, we believe we have: ● Unique AI-powered robots ● Unique fleet operations ● Unique go-to-market strategy All-terrain 11 mph top speed Redundant connectivity All day battery Touch-screen interface Full-stack AV sensors Level 4 autonomy 15 gallons cargo Holds 4x 16” pizzas Built for Urban Delivery Using Proprietary Data (Postmates X) 11

GEN2 5x more brain power with Nvidia Jetson Orin and Ouster REV7 Lidar for ultra-fast decisions. Advanced collision avoidance and enhanced emergency braking for next-level safety. 40% faster stops for quick reaction times, even in busy environments. Extended 14-hour operations with 67% more battery capacity and 15% more cargo space. 60% faster top speeds and a smoother ride. Built tough to handle diverse weather and terrain conditions. 65% reduced cost for next batches manufactured. The Gen3: Faster and smarter at 65% reduced cost Top Speed Weather Range Cargo 7 mph (2.5 m/s) 32 to 104F light rain proof 23 miles (10 hours) 13 gal, 4x 14” pizzas Further 30% cost reduction achieved for H2 robots, beyond prior 50% cost reduction in H1 robots GEN3 11 mph (4.9 m/s) -4 to 113F heavy rain proof 48 miles (14 hours) 15 gal, 4x 16” pizzas

High Safety & Reliability Low rate of failure thanks to advanced hardware & software, and redundant sensing & AI Superior Economics Lower delivery cost due to underlying forces High Autonomy Level 4-capable fleet High Utilization Scaling on a major delivery platform High Efficiency Purpose-built for operation at scale We believe we are market leaders in urban robotic delivery Our AI-powered robots are on a mission to make urban delivery profitable: 13

Autonomous Urban Robots Autonomous Vehicles Drones Range Short Distance Medium Distance Long Distance Safety Risk Low High High Regulations Permitted Restricted Restricted Commercialization Launched R&D R&D Delivery robots target a large market segment with clear path to scale Delivery is multi-modal: 14

Proprietary and confidential. All rights reserved. Serve and Wing Aviation Partnering to Expand Reach ● Serve robots enable pick-up in dense urban areas, as Wing drones expand Serve delivery radius ● We expect robot-to-drone solution will enable fast, affordable restaurant delivery over 6 mile radius ● More Info https://youtu.be/KRLXHqxsRbM

Robots have more diverse revenue opportunities than couriers Out-of-home (“OOH”) ads have supplemented our delivery revenue. Monetizing unique robot capabilities such as ads & data, as well as licensing the underlying technology, make robots more profitable than couriers. 16

Serve as a platform Magna International has licensed our technology to accelerate development of its new robotic products As a leading urban robotic delivery company, we believe we are well-positioned to become a platform of choice for companies building new non-competing robots and services for complex public spaces. We believe this provides us with an additional monetization opportunity. 17

We are among the first AV companies to bring Level 4 delivery robots to market Level 2 & 3 — R.C. Robots ● Humans always in the loop to maintain safe operation ● Safety risk due to reliance on data networks and human drivers ● Poor economics, hard to scale, and low barrier to entry Level 4 — Serve Robots ● No human in the loop for safety, within designated Operational Design Domain (ODD) ● Safety via redundancy ● Compelling economics, and strong moat through deep tech ● Regulatory tailwinds Level 5 — 100% Self-Driving ● No human in the loop at any time ● Not commercially viable today ● Strong regulatory headwinds ● Capital intensive Level 4 autonomy commercialized 18

The unbundling of cars After the invention of automobiles, the U.S. went from 25 million horses (1920s) to 283 million cars (2020s), or >11 vehicles replacing each horse, according to some reports 1. We believe the development of specialized, efficient robots in the future has the potential to lead to similar proliferation of robots for every car. 1. 25m horses in the U.S. in 1920 (USDA) versus 283m vehicles in 2022 (US FHWA) 19

2.5% 100% Gas Vehicle 20% Electric Vehicle Relative Energy Consumption Per Km 2: With global adoption, we believe delivery robots could reduce CO2 emissions by approximately 762 Mt annually, while also providing more convenience to consumers. 20 Robots could reduce global emissions by ~2% Annually 1 1. Estimated using internal data and 2022 global emissions from the Global Carbon Project 2. Transportation Research Part D: Transport and Environment (Vol 85, 2020)

Q1 Financial Update: ● $259 million in financing* completed since January 2024, including $91.5 million raised in Q1 2025 ○ $80 million in proceeds from registered direct offering in January 2025 ○ $11.5 million in proceeds from warrants exercised in January 2025 ● Strong liquidity position increases financial flexibility and lowers cost of capital ○ Record cash and cash equivalents of $198 million as of March 31, 2025 ○ Provides ability to self-fund equipment investments, eliminating near-term equipment financing Anticipated $20 million cash savings over next 2 years, related to 2,000 robot build Q2 Outlook: ● Total Q2 2025 revenue expected in the range of $600k - $700k ○ Represents anticipated revenue growth of approximately 35-60% QoQ ○ Includes estimated delivery volume growth of approximately 60-75% QoQ Share Count Update: ● Approximately 57 million shares outstanding as of May 8, 2025 * Financing amount includes proceeds from convertible notes, public offering, PIPE transactions, ATM proceeds, and exercise of warrants. Financial Update & Forward Outlook 21

Thank you!

Appendix: Key Metrics & Revenue 23 Three Months Ended Mar 31, 2024 Dec 31, 2024 Mar 31, 2024 Daily Active Robots¹ 73 57 39 Daily Supply Hours² 648 455 300 Software Services $228,847 - $851,101 Fleet Services $211,618 $175,842 $95,610 Total Revenue $440,465 $175,842 $946,711

Appendix: Capitalization As of March 31, 2025 (millions) Common Stock 56.8 Common Stock Warrants 2.2 Stock Options 1.0 RSAs & RSUs 5.5 Diluted Share Count 65.5